United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           RMR PREFERRED DIVIDEND FUND
             (Exact Name of Registrant as Specified in Its Charter)

     Massachusetts                                        20-1852808
 (State of Organization)                   (I.R.S. Employer Identification No.)

    400 Centre Street                                    02458
       Newton, MA                                     (Zip Code)
(Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]

         Securities Act registration statement file number to which this form relates: 333-120391

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
--------------------                             ------------------------------

Common Shares of Beneficial                         American Stock Exchange
Interest, par value $0.001 per share



         Securities to be registered pursuant to Section 12(g) of the Act: None

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to the Registrant's registration statement on Form N-2, filed with the Securities Exchange Commission on November 12, 2004 (Securities Act File No. 333-120391 and Investment Company Act File No. 811-21671); Pre-Effective Amendment No. 1 thereto, filed on February 25, 2005, Pre-Effective Amendment No. 2 thereto, filed on March 25, 2005 and Pre-Effective Amendment No. 3 thereto, filed on April 15, 2005.

Item 2. Exhibits.

     None.
                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Newton, Commonwealth of Massachusetts on the 19th day of April, 2005.

                                                    RMR Preferred Dividend Fund


                                                    /s/ Mark L. Kleifges
                                                    Mark L. Kleifges
                                                    Treasurer